Exhibit 10.1

EXECUTION VERSION

PAYMENT AGREEMENT

This Payment Agreement (“Agreement”) is made as of the 27th day of January, 2017, by and between GenOn Mid-Atlantic, LLC, a Delaware limited liability company, and its successors (the “Company”) and Natixis Funding Corp., a New York corporation (“NFC”).

Recitals:

WHEREAS, the Company desires to enter into an agreement for the payment and credit support of Lease Payments (as defined below) owed pursuant to certain Leases (as defined below) and the provision of certain letters of credit (each, a “Letter of Credit”, as further defined below) required under certain Sale Leasebacks (as defined below), in the amounts and with the beneficiaries as set forth on Schedule 2 attached hereto and made a part hereof; and

WHEREAS, the Company is willing, on the terms and conditions set forth in this Agreement, to purchase from NFC the services to procure such Letters of Credit;

WHEREAS, the services NFC is obligated to provide consist of (i) applying for and securing the issuance of Letters of Credit to be issued by Natixis, New York Branch (the “LC Provider”) in favor of those certain Lessors and their respective assignees, subject to the terms hereof, and (ii) making one or more payments to certain Lessors in regards to the Company’s obligations under the Leases pursuant to the terms set forth herein; and

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

Section 1.                                          Construction of Agreement and Definitions.  The use of the singular herein may also refer to the plural and vice versa, and use of the neuter or any gender shall be applicable to any other gender or to the neuter. As used herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to a person or entity, any other person or entity that controls, is controlled by or is under common control with such person or entity.

“Aggregate Lessor Payment” means, for each Lessor, the total amount of Lease Payments scheduled to be paid to such Lessor by NFC as set forth in Schedule 3. For avoidance of doubt, the sum of the Aggregate Lessor Payment amounts for all Lessors on account of all Leases shall be equal to the Payment Amount.

“Anti-Corruption Laws” shall mean FCPA, the UK Bribery Act of 2010 and any related or similar laws, rules, regulations or guidelines, which in each case are issued, administered or enforced by the United States or any governmental authority having jurisdiction over the Company or any of its Affiliates, or to which the Company or any of its Affiliates is subject.

“Anti-Money Laundering Laws” shall mean all applicable financial recordkeeping and reporting requirements related to money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, which in each case are issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its Affiliates, or to which the Company or any of its Affiliates is subject.

“Business Day” means any day which is not a Saturday or a Sunday or a day on which banks located in New York, New York are authorized or required by law or executive order to close; provided that if any payment shall be due on a day other than a Business Day, such payment shall be due on the next succeeding Business Day.

“Closing Date” shall have the meaning given in such term in Section 12 hereof.

“Event of Default” means those events specified in Section 9 hereof.

“Excess Capacity of Lessor” means, with respect to any Lessor, as of the date of calculation, and determined without duplication, an amount equal to the Aggregate Lessor Payment minus the sum of (i) the aggregate amounts available to be drawn under the Letters of Credit issued for the benefit of such Lessor (or, if higher, the aggregate amounts available to be drawn under the Letters of Credit for the next period as set forth on the schedules to such Letters of Credit), (ii) the aggregate amount of any draws on any Letter of Credit issued for the benefit of such Lessor that have not yet been honored by LC Provider, (iii) the aggregate amount of all LC Disbursements theretofore made to such Lessor, (iv) the aggregate amount of Lease Payments to such Lessor theretofore paid by NFC and (v) any Set-Off Deductions for Lessors (defined below) allocated pro rata based on “Excess Capacity of Lessor” computed for each Lessor without consideration of this subpart (v).

“FCPA” shall mean The United States Foreign Corrupt Practices Act of 1977 (Pub. L. No. 95 213, §§101 104), as amended.

“Government Official” shall mean (a) any officer or employee of, or any person acting in an official capacity for or on behalf of, any governmental authority, any public international organization or any political party or (b) any candidate for public office.

“Guarantee” means the Natixis Guarantee; provided, however, that if any Replacement Guarantee is delivered pursuant to Section 6 hereof, “Guarantee” shall mean the Replacement Guarantee.

“Guarantor” means Natixis; provided, however, that if any Replacement Guarantee is delivered pursuant to Section 6 hereof, “Guarantor” shall mean the Replacement Guarantor.

“Lease Payments” means payments actually made by NFC to the Lessors in respect of amounts owed by Lessee under the Leases pursuant to the Lease Payment Schedule or otherwise.

“Lease Payment Schedule” means Schedule 3 attached hereto and made a part hereof.

“Leases” means those leases set forth in Schedule 1 between Lessee and the Lessors listed in Schedule 1.

“LC Disbursement” means any draw, whether full or partial, on any Letter of Credit that has been honored by LC Provider.

“LC Fee” means $1,412,613.00, calculated as the present value computed using discounting implied by the swap market of the stated outstanding amounts of the Letters of Credit appropriately weighted for the time period it is in effect multiplied by 0.15%.

“LC Provider” means Natixis, New York Branch, a United States branch of Natixis, and any successors or assigns.

“Lessee” means the Company and its successors.

“Lessors” means the entities listed in Schedule 1, as lessors under the Leases.

“Letter of Credit” or “Letters of Credit” means those certain Letters of Credit in the form of Exhibit C hereto issued by the LC Provider from time to time in accordance with Schedule 2 attached hereto and made a part hereof.  For avoidance of doubt, no Letters of Credit will need to be provided to any Lessor if there is not sufficient Excess Capacity of Lessor available.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Natixis” means Natixis, a public limited corporation with a board of directors (société anonyme à conseil d’administration) organized under the laws of France.

“Natixis Guarantee” means that certain Guarantee by Natixis of the obligations of NFC dated as of October 15, 2007, which, among other things, guarantees the payment of NFC’s payment obligations hereunder to the Lessors.

“Payment Amount” or “Purchase Amount” shall mean that certain sum of money paid by the Company to NFC to procure the services and required obligations hereunder of NFC in the amount of $130,054,174.56 which funds are and shall become the property of NFC.  Once paid, the Company will have no interest, claim, reversionary or residual interest on such Purchase Amount.

“Participation Agreements” means, the Participation Agreement (L1) dated as of December 18, 2000 among the Company, Morgantown OL1 LLC, Wilmington Trust Company, as Owner Manager (the “Owner Manager”), SMEA OP1 LLC, State Street Bank and Trust Company of Connecticut, National Association, as Indenture Trustee (in such capacity, the “Indenture Trustee”) and as Pass Through Trustee (in such capacity, the “Pass Through Trustee”); the Participation Agreement (L2) dated as of December 18, 2000 among the Company, Morgantown OL2 LLC, the Owner Manager, SMEA OP2 LLC, the Indenture Trustee and the Pass Through Trustee; the Participation Agreement (L3) dated as of December 18, 2000 among the Company, Morgantown OL3 LLC, the Owner Manager, SMEA OP4 LLC, the Indenture Trustee and the Pass Through Trustee; the Participation Agreement (L4) dated as of December 18, 2000 among the Company, Morgantown OL4 LLC, the Owner Manager, SMEA OP5 LLC, the Indenture Trustee and the Pass Through Trustee; the Participation Agreement (L5)

dated as of December 18, 2000 among the Company, Morgantown OL5 LLC, the Owner Manager, SMEA OP8 LLC, the Indenture Trustee and the Pass Through Trustee; the Participation Agreement (L6) dated as of December 18, 2000 among the Company, Morgantown OL6 LLC, the Owner Manager, SMEA OP9 LLC, the Indenture Trustee and the Pass Through Trustee; the Participation Agreement (L7) dated as of December 18, 2000 among the Company, Morgantown OL7 LLC, the Owner Manager, SMEA OP9 LLC, the Indenture Trustee and the Pass Through Trustee; the Participation Agreement (L1) dated as of December 18, 2000 among the Company, Dickerson OL1 LLC, the Owner Manager, SMEA OP3 LLC, the Indenture Trustee and the Pass Through Trustee; the Participation Agreement (L2) dated as of December 18, 2000 among the Company, Dickerson OL2 LLC, the Owner Manager, SMEA OP6 LLC, the Indenture Trustee and the Pass Through Trustee; the Participation Agreement (L3) dated as of December 18, 2000 among the Company, Dickerson OL3 LLC, the Owner Manager, SMEA OP7 LLC, the Indenture Trustee and the Pass Through Trustee; and the Participation Agreement (L4) dated as of December 18, 2000 among the Company, Dickerson OL4 LLC, the Owner Manager, SMEA OP8 LLC, the Indenture Trustee and the Pass Through Trustee.

“Rating Requirement” shall have the meaning given to such term in Section 4.1 hereof.

“Replacement Guarantee” means a financial guaranty insurance policy, surety bond, letter of credit or guarantee which replaces the applicable Guarantee then in effect, issued by an Affiliate of the Guarantor or by an entity acceptable to the Lessors, guaranteeing the payment of corresponding amounts payable by NFC hereunder.

“Replacement Guarantor” means the issuer of a Replacement Guarantee.

“S&P” means S&P Global Ratings, a Standard & Poor’s Financial Services LLC business or any successor thereto.

“Sale Leasebacks” means the sale and leaseback transactions set forth in the Sale Leaseback Documents.

“Sale Leaseback Documents” means the Leases, the Participation Agreements and all other documents and agreements related thereto.

“Securities Act” has the meaning given such term in Section 11.14.

“Set-Off Deductions for Lessors” means any unreimbursed or unpaid obligations of the Company under Section 10.3 or the Indemnity in Section 11.6 solely in respect of the reasonable and documented out-of-pocket expenses of counsel of NFC, in an amount not to exceed $6,000,000, owed to NFC solely on account of Losses it has incurred or for which it becomes liable and which remain unpaid by Company fifteen (15) days following notice(s) or request(s) for reimbursement from NFC.  For the avoidance of doubt, amounts owed to Indemnitees other than NFC are ineligible for set-off hereunder.

“Transactions” has the meaning given such term in Section 11.15.

Section 2.                                          Obligations of Company.  The Company hereby agrees to irrevocably pay in full to NFC the Payment Amount and the LC Fee, on the Closing Date by wire transfer in immediately available funds to procure the services as required hereunder.

Section 3.                                          Obligations of NFC.

3.1                               Provision of Letters of Credit.

(a)                                 NFC hereby agrees to apply for issuance of, and agrees to obtain from the LC Provider, those certain Letters of Credit to support the Lease Payments under the Leases, in the amounts, at the times and to the Lessors, as beneficiaries, all as set forth on Schedule 2, subject to the terms and conditions set forth in this Agreement.  NFC shall be solely responsible for satisfying any reimbursement obligation payable to the LC Provider in the event of an LC Disbursement and neither the Company nor any Affiliate thereof shall have any liability for, and no claim or recourse against the Company or any Affiliate thereof will exist with respect to, any reimbursement obligation to the LC Provider in the event of an LC Disbursement. Each Letter of Credit will provide that the maximum amount available under the Letter of Credit for any period set forth on Schedule I thereto will be reduced by the amount of any LC Disbursement made for any prior period.  Notwithstanding anything herein to the contrary, NFC shall have no obligation to cause a Letter of Credit to be issued or to remain outstanding to the extent that the Letter of Credit causes the Excess Capacity of Lessor (calculated to take into account the Letter of Credit being issued) to be equal to or less than zero dollars ($0.00).

(b)                                 It is understood and agreed that (i) NFC shall bear the risk of the Letters of Credit not being issued and shall be liable to the Company if the Letters of Credit are not issued when and as required to be issued under this Agreement, (ii) NFC bears the risk of loss on the Payment Amount, and any returns, interest, gains or other earnings that accrue on the Payment Amount shall be for the benefit of NFC, (iii) the Payment Amount has been indefeasibly paid by the Company to NFC, and; (iv) the LC Provider requires that the Letters of Credit be collateralized by the applicant thereto,  and NFC will provide cash collateral to the LC Provider to procure the Letters of Credit.

3.2                               Lease Payments.  NFC commits and agrees that it shall make the Lease Payments to the Lessors as set forth on the Lease Payment Schedule (or as may be required under Section 4.2, Section 5(b) or Section 10.1); provided that NFC shall have no obligation to make a Lease Payment to the extent that such payment causes the Excess Capacity of Lessor to be less than zero dollars ($0.00), but for the avoidance of doubt, NFC shall make such payments up to the amount that causes the Excess Capacity of Lessor to equal zero dollars ($0.00) pursuant to the terms and conditions set forth in this Agreement.

Section 4.                                          Downgrade of LC Provider.

4.1                               Notification of Downgrade of Natixis.  The Letters of Credit will provide the respective Lessors with the ability to draw on the Letters of Credit in the event that the long-term unsecured debt rating of Natixis falls below “A” from S&P or “A2” from Moody’s (the “Rating Requirement”). NFC shall notify the Company and the Lessors in writing of any suspension, withdrawal, downgrade or other change of the long-term unsecured debt rating of Natixis below the Rating Requirement (a “Ratings Event”) within ten (10) Business Days of the occurrence thereof (“Notification of Downgrade”).

4.2                               Draws in Connection with Downgrade of Natixis; Payment of Excess Capacity of Lessor; Repayment of Portion of LC Fee.  On receipt of a Notification of Downgrade, any Lessor may, after sixty (60) days have passed since the Ratings Event, elect to draw upon a Letter of Credit in connection with a Ratings Event.  If the Lessor elects to draw on a Letter of Credit in such circumstances:

(a)                                 NFC shall reimburse the LC Provider for the amount drawn either directly or offset against any collateral NFC may have posted in this regard;

(b)                                 NFC shall no longer have a requirement to cause the LC Provider to provide a Letter of Credit to that Lessor that relates to the Lease (or Leases) to which the drawn Letter (or Letters) of Credit had been provided;

(c)                                  NFC will then pay to such Lessor an amount such that the Excess Capacity of Lessor equals zero dollars ($0.00); and

(d)                                 NFC shall repay to the Company the pro rata portion of the LC Fee that relates to the Letters of Credit that were not provided due to the downgrade of Natixis calculated as the present value computed using discounting implied by the then swap market of the stated outstanding amounts (adjusted for LC Disbursements) of the unused portion of the Letters of Credit appropriately weighted for the time such Letters of Credit would have been in effect multiplied by 0.15% discounted to the date the Letters of Credit were drawn due to a Ratings Event. The LC Fee for the period of time where the Letters of Credit were in effect will be considered fully earned and not refundable.

For the avoidance of doubt, the draw by any Lessor on the Letter of Credit provided to it shall not cause any of the above actions to be taken with respect to any other Lessor to the extent that Letter of Credit to which it is the beneficiary remains undrawn and continues to be considered acceptable security by the applicable Lessor pursuant to the terms and conditions of the Sale Leasebacks.

Section 5.                                          Draws Unrelated to Downgrade of Natixis.  In the event that a Letter of Credit is drawn in connection with a payment deficiency by Lessee or any other event (other than events described in Section 4 above) under the Lease that gives the Lessor the ability to draw on the Letter of Credit, including, but not limited to, the bankruptcy or insolvency of Lessee:

(a)                                 NFC shall reimburse the LC Provider for the amount drawn; and

(b)                                 if a Letter of Credit is drawn, the outstanding amount of the applicable Letter of Credit and future outstanding amounts available to be drawn thereunder from time to time shall be permanently reduced by the amount of such draw; provided, however, that if sufficient Excess Capacity of Lessor exists, NFC may request on a period by period basis that the LC Provider reinstate the amount of the Letter of Credit up to the amount set forth on Schedule I thereto for the applicable period so long as after giving effect to such reinstatement the Excess Capacity of such Lessor is not less than or equal to zero dollars ($0.00); provided, further, that if the LC Provider does not agree to reinstate such Letter of Credit in such amount causing the Excess Capacity of Lessor to be equal to zero dollars ($0.00), then NFC will pay to the applicable Lessor beneficiary of the applicable Letter of Credit an amount equal to the Excess Capacity of Lessor such that the Excess Capacity of Lessor equals zero dollars.

For the avoidance of doubt, the draw by any Lessor on the Letter of Credit provided to it shall not cause any of the above actions to be taken with respect to any other Lessor to the extent that its Letter of Credit remains undrawn and continues to be considered acceptable security by the applicable Lessor.

Section 6.                                          Guarantee.  The Company, in entering into this Agreement, is and will be relying on the Natixis Guarantee; provided, however, that, without limiting the terms of the Natixis Guarantee, the Company acknowledges and agrees for purposes of this Agreement and the Natixis Guarantee that the Guarantor will be released from its obligations in respect of this Agreement and the Natixis Guarantee if the Guarantor delivers a Replacement Guarantee together with such other documents, certificates and opinions reasonably required by the Lessors.

Section 7.                                          Representations and Warranties of NFC.  NFC represents and warrants to Company, as of the date hereof, that:

(a)                                 it is duly authorized to enter into this Agreement, to undertake the obligations contained herein, and the transactions contemplated hereby;

(b)                                 this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligations of it enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject further as to enforceability, to general principles of equity;

(c)                                  the execution, delivery and performance of this Agreement does not and will not result in a breach or violation of, or cause a default under, its charter or by-laws or any provision of any law, regulation, order, license, decree, judgment or agreement applicable to or binding upon it or its assets;

(d)                                 the Guarantor is a société anonyme à conseil d’administration governed by French law, validly existing under the laws of the French Republic, and the obligations of NFC hereunder are guaranteed by the Guarantor in accordance with the terms of the Guarantee; and

(e)                                  it has the financial creditworthiness to obtain and procure the Letters of Credit on the Closing Date.

Section 8.                                          Representations, Warranties and Covenants of Company.  The Company represents, warrants and covenants to NFC that:

(a)                                 it understands that neither NFC nor Guarantor nor any person representing NFC or Guarantor has made any representation to it with respect to NFC, the

Guarantor, the Guarantee or this Agreement other than as expressly set forth herein and in the Guarantee;

(b)                                 the legend set forth in Section 11.14 hereof has been called to its attention;

(c)                                  it is duly authorized to enter into this Agreement and the transactions contemplated hereby;

(d)                                 this Agreement has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject further as to enforceability, to general principles of equity;

(e)                                  the execution, delivery and performance of this Agreement, and the transactions contemplated hereby, does not and will not result in a breach or violation of, or cause a default under, its charter or enabling legislation or by-laws or similar organic document, or any provision of any law, regulation, order, license, decree, judgment or agreement applicable to or binding upon it or its assets that would have a material adverse effect on the Company’s ability to perform its obligations hereunder;

(f)                                   it is not entering into this Agreement nor relying on the Guarantee with a view to any distribution of this Agreement, the Guarantee or any interest herein or therein in violation of the Securities Act or any other applicable securities law;

(g)                                  it has had access to such financial and other information concerning NFC and the Guarantor as it has deemed necessary in connection with its decision to enter into this Agreement;

(h)                                 the execution, delivery and performance of this Agreement, and the transactions contemplated hereby, by it does not and will not violate or conflict with any contractual restriction binding on or affecting it or any of its assets, including, without limitation, any Sale Leaseback Document;

(i)                                     in the event that NFC provides collateral with respect to its obligations under the Letters of Credit, such collateralization by NFC will not violate any Sale Leaseback Document;

(j)                                    it has sufficient knowledge and experience in business and financial matters in general, and transactions such as this Agreement in particular, to enable it to evaluate the merits and risks involved;

(k)                                 it (i) is solvent, (ii) will not be rendered insolvent upon the consummation of the transactions contemplated by this Agreement, (iii) it does not have an unreasonably small capital with which to conduct the businesses in which it is currently engaged and its contemplated business operations and (iv) does not have debts beyond its ability to pay as such debts mature;

(l)                                     neither the Company nor any of its Affiliates nor any director, officer, employee, or agent associated with or acting on behalf of the Company or any of its Affiliates (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) offered, paid, given, promised to pay, authorized the payment of, or taken any action in furtherance of the payment of anything of value directly or indirectly to a Government Official or any other person to improperly influence the recipient’s action or otherwise to obtain or retain business or to secure an improper business advantage; or (iii) violated or is in violation of any provision of any Anti-Corruption Laws;

(m)                             the operations of the Company and any of its Affiliates are and have been conducted at all times in compliance with all Anti-Money Laundering Laws and no action, suit or proceeding by or before any governmental authority or any arbitrator involving the Company or any of its Affiliates with respect to Anti-Money Laundering Laws is pending and no such actions, suits or proceedings are threatened or contemplated;

(n)                                 neither the Company nor any of its Affiliates nor any director, officer, employee, or agent associated with or acting on behalf of the Company or any of its Affiliates shall (i) use any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) offer, pay, give, promise to pay, authorize the payment of, or take any action in furtherance of the payment of anything of value directly or indirectly to a Government Official or any other person to improperly influence the recipient’s action or otherwise to obtain or retain business or to secure an improper business advantage or (iii) by act or omission, violate any Anti-Corruption Laws;

(o)                                 the Company (i) shall, and shall cause each of its Affiliates to, conduct its operations at all times in compliance with all Anti-Money Laundering Laws and (ii) shall not, directly or indirectly, through itself or any Affiliate, use this Agreement and the transactions contemplated hereby for the purpose of financing or facilitating any activity that would violate any Anti-Money Laundering Law;

(p)                                 in connection with this Agreement and all of its business with, through or involving NFC or the LC Provider, the Company has not violated, will not violate, and will not cause NFC or the LC Provider to violate any economic or financial sanctions or trade embargoes implemented, administered or enforced by the French, United Kingdom or United States governments or the United Nations or the European Union (collectively, “Sanctions”); and

(q)                                 the Company will not involve or include, directly or indirectly, any person that is a subject of Sanctions in any of its dealings with NFC or the LC Provider or related to this Agreement.

Section 9.                                          Events of Default.

9.1                               The following events shall constitute Events of Default with respect to NFC (“NFC Events of Default”) under this Agreement:

(a)                                 NFC and Guarantor on behalf of NFC fail to make any payment when due pursuant to the provisions of this Agreement and such failure continues for two (2) Business Days or more after the Company or Lessor gives NFC and Guarantor written notice thereof.

(b)                                 (i) NFC or Guarantor commences a case in bankruptcy relating to it, is adjudicated as insolvent or bankrupt, petitions or applies for the appointment of any receiver or trustee for itself or any substantial part of its property or initiates any proceeding relating to it seeking a court order for reorganization, arrangement, conservation, liquidation, or dissolution under applicable bankruptcy or similar applicable laws; or, (ii) any such proceeding is initiated against NFC or the Guarantor and NFC or the Guarantor, as the case may be, indicates in writing its consent thereto or such proceeding is not dismissed within ninety (90) days; or (iii) such an order is entered against NFC or the Guarantor.

(c)                                  NFC fails to perform or observe any of its obligations under this Agreement (other than those described in Section 9.1(a) hereof) and such failure continues for three (3) Business Days or more after written notice thereof is given by the Company to NFC.

(d)                                 Any representation or warranty of NFC under this Agreement or of the Guarantor under the Guarantee is determined to have been materially false or misleading when made.

(e)                                  Except in case of a replacement of the Natixis Guarantee with a Replacement Guarantee pursuant to this Agreement, this Agreement or the Guarantee shall, at any time after their respective execution and delivery and for any reason, cease to be in full force and effect or shall be declared null and void; the Guarantor shall dissolve or otherwise cease to exist; or NFC or the Guarantor shall deny that either of them or any of them has any liability under this Agreement or the Guarantee or take any action which challenges the validity or enforceability thereof, respectively.

9.2                               The following events shall constitute Events of Default with respect to the Company (“Company Events of Default”) under this Agreement:

(a)                                 (i) the Company commences a case in bankruptcy relating to it, is adjudicated as insolvent or bankrupt or applies for the appointment of any receiver or trustee for itself or any substantial part of its property or initiates any proceeding relating to it seeking a court order for reorganization, arrangement, conservation, liquidation, or dissolution under applicable bankruptcy or similar applicable laws; or (ii) any such proceeding is initiated against the Company and the Company indicates in writing its consent thereto or such proceeding is not dismissed within ninety (90) days; or (iii) such an order is entered against the Company.

(b)                                 Any representation or warranty of the Company under this Agreement is determined to have been materially false or misleading in any material respect when made.

(c)                                  the Company fails to perform or observe any of its obligations under this Agreement and such failure continues for three (3) Business Days or more after written notice thereof is given by NFC to the Company, provided that the three (3) Business Day grace period shall not apply to violations of the covenants of the Company contained in Section 8(l) through and including Section 8(q) hereof.

Section 10.                                   Rights and Obligations of Parties upon an Event of Default.

10.1                        Upon the occurrence and continuation of an NFC Event of Default described in Section 9.1(b) hereof, all Lease Payments shall immediately, automatically and without further action become due and payable; provided, however, NFC shall have no obligation to make a Lease Payment to a Lessor to the extent that such Lease Payment causes the Excess Capacity of Lessor to be less than zero dollars ($0.00) (but for the avoidance of doubt, NFC shall make such payments up to the amount that causes the Excess Capacity of Lessor to equal zero dollars ($0.00)); provided, further that if a Lessor’s Letter of Credit expires and has not been drawn upon or has only been partially drawn upon, NFC shall make a payment to the applicable Lessor in an amount that causes the Excess Capacity of Lessor to equal zero dollars ($0.00)).

10.2                        Upon the occurrence of an NFC Event of Default, other than an NFC Event of Default described in Section 9.1(b) hereof, the Company shall have the right to declare all Lease Payments to be immediately due and payable; provided, however, NFC shall have no obligation to make a Lease Payment to the extent that such Lease Payment causes the Excess Capacity of Lessor to be less than zero dollars ($0.00) (but for the avoidance of doubt, NFC shall make such payments up to the amount that causes the Excess Capacity of Lessor to equal zero dollars ($0.00)).

10.3                        Upon the occurrence of a Company Event of Default, the Company shall be liable to NFC for the reasonable and documented out-of-pocket costs and expenses of one outside law firm counsel to NFC in connection with the enforcement of NFC’s rights under this Agreement.

10.4                        Upon the occurrence of a Company Event of Default, NFC will no longer be obligated to cause the LC Provider to provide the Letters of Credit (but shall remain obligated to make Lease Payments pursuant to Section 3.2), and NFC may require the LC Provider to issue a termination of the Letter of Credit to the Lessors pursuant to the terms and conditions of the applicable Letter of Credit.

Section 11.                                   Miscellaneous.

11.1                        No Waiver; Amendment.  No failure or delay on the part of NFC or the Company in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other right or remedy. The rights and remedies of NFC and the Company hereunder are each cumulative and are not exclusive of any rights or remedies provided by law or equity or in any other contract between the Company and NFC or the Guarantor. None of the terms or provisions of this Agreement may be waived, modified or amended except in writing duly executed by NFC and the Company.

11.2                        Survival. All warranties and representations made by NFC or the Company in this Agreement or in any of the instruments or documents delivered pursuant to this Agreement regardless of any investigation made shall be considered to have been relied upon by the other parties hereto and shall survive the delivery of any instruments or documents.

11.3                        Successors and Assigns.  This Agreement and all obligations and rights arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their respective successors, assigns and beneficiaries. Notwithstanding the foregoing, neither this Agreement, the obligations and rights arising under this Agreement, nor any part hereof, may be sold, pledged or assigned or otherwise transferred by NFC or the Company without the prior written consent of the other party hereto and any such attempted sale, pledge, assignment or transfer shall be void ab initio; provided, however, that NFC may transfer this Agreement or any of its rights, interests or obligations hereunder to any Affiliate of NFC if after such transfer, the obligations of the transferee hereunder shall be guaranteed by the Guarantor under the same terms or terms at least as favorable to the Company as the terms of the applicable Guarantee on the date of such replacement.

11.4                        Applicable Law; Venue; Service. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in New York, without regard to conflicts of laws principles. The parties hereby consent to the exclusive jurisdiction of the federal courts sitting in the State of New York in any and all actions or proceedings arising hereunder or pursuant hereto, and irrevocably agree to service of process by certified or registered mail, return receipt requested, to the address set forth in Exhibit A hereof, or to such other address as such party shall have designated to the other party hereto in a written notice.

11.5                        Severability of Provisions. If any one or more of the provisions contained in this Agreement is declared invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

11.6                        Indemnity in Respect of Agreement.  The Company agrees to indemnify NFC, its Affiliates and their respective directors, officers, trustees, agents, employees, trustees and advisors (each of the foregoing an “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities, losses, taxes, fees, damages, penalties, actions, judgments, suits, and reasonable and documented and necessarily incurred out-of-pocket costs and expenses or disbursements of any kind whatsoever (including, without limitation, the reasonable and documented and necessarily incurred out-of-pocket fees and disbursements of one outside counsel and one local counsel) (collectively “Losses”), which may at any time (including, without limitation, at any time following the payment of the obligations of the Company hereunder) be imposed on, incurred by or asserted against such Indemnitee by any governmental authority or in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened (by any third party, by the Company or any Affiliate of the Company) arising out of or relating in any respect to this Agreement or any Letter of Credit; provided, that no Indemnitee shall have the right to be indemnified hereunder for (A) to the extent it is determined by a court of applicable jurisdiction in a final, unappealable order or judgment, an Indemnitee’s (x) gross negligence (y) willful misconduct or (z)  those Losses that arise out of, or are the result of, a material breach by such Indemnitee of its obligations under this Agreement or under any Letter of Credit, or; (B) any reimbursement obligation to the LC Provider or any other Person in respect of any LC Disbursement or any Lease Payments.  Without limiting the scope of the indemnification, none of the Indemnitees shall have any right to exercise set-off of any indemnified amounts owed to such

Indemnitees by the Company under this Agreement against any available funds that constitute the Excess Capacity of Lessors, except for NFC which shall have such right subject to the limitations in the definition of “Set-Off Deductions for Lessors”.

11.7                        Waiver of Damages.  To the fullest extent permitted by applicable law, neither party shall assert, and hereby waives, any claim against the other party or any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions contemplated hereby or thereby, any Letter of Credit or the use of the proceeds thereof.

11.8                        Counterparts. This Agreement may be executed in several counterparts and, as so executed, shall constitute one agreement binding upon the parties hereto.

11.9                        Integration of Terms. This Agreement contains the entire agreement among the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto.

11.10                 Notices.

(a)                                 NFC shall notify the Company of an NFC Event of Default hereunder within ten (10) Business Days of the occurrence thereof.  The Company shall notify NFC of a Company Event of Default hereunder within ten (10) Business Days of the occurrence thereof.

(b)                                 All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given upon delivery if delivered by hand (against receipt) or by reasonably reliable national or local delivery service (upon confirmation from such service), or as of the date of delivery as shown on the receipt if mailed at a post office in the United States by registered or certified mail, postage prepaid, return receipt requested, or as of the date of acknowledgment if transmitted by facsimile transmission or other telecommunication equipment, in any case addressed to the attention of any of the persons listed in Exhibit A, or at such other address or to the attention of such other persons as such party shall have designated to the other parties hereto in a written notice. Any notices given by facsimile transmission or other telecommunication equipment shall be orally confirmed by the sender immediately after such notice is transmitted.

11.11                 Wire Transfers.

(a)                                 Amounts to be paid hereunder as Lease Payments by NFC shall be paid by wire transfer of immediately available funds pursuant to wire instructions set forth in Exhibit B or as set forth in a written notice provided by the Lessors to the Company, and a copy of such written notice shall have been delivered by the Company to NFC, not less than two (2) Business Days prior to the date of any such transfer.

(b)                                 Amounts to be paid hereunder by the Company shall be paid by wire transfer of immediately available funds to the account designated by NFC in Exhibit B or to such other account pursuant to such other instructions as NFC shall so designate, such designation to be made in writing not less than two (2) Business Days prior to the date of transfer.

11.12                 WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO BE, OR HAS BEEN, REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS, OR IT HAS DISCUSSED, THIS WAIVER WITH SUCH LEGAL COUNSEL. EACH PARTY HERETO FURTHER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH OF THE OTHER PARTIES TO ENTER INTO THIS AGREEMENT.

11.13                 No Third Party Beneficiaries.  Except for the LC Provider, which is expressly recognized as a third party beneficiary of this Agreement, nothing expressed or implied herein is intended or shall be construed to confer upon any person (other than the parties hereto and their successors and permitted assigns), any right, remedy or claim by reason of this Agreement or any term hereof, and all terms contained herein shall be for the sole and exclusive benefit of the parties thereto and their successors and permitted assigns.

11.14                 LEGEND.  NEITHER THIS AGREEMENT NOR THE GUARANTEE HAVE BEEN OR WILL BE REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR TERRITORY, AND, EXCEPT IN CONNECTION WITH AN ASSIGNMENT HEREOF TO THE GUARANTOR UPON A PAYMENT BY THE GUARANTOR UNDER THE GUARANTEE, THIS AGREEMENT AND THE GUARANTEE MAY BE SOLD, TRANSFERRED OR ASSIGNED ONLY AS PERMITTED HEREUNDER AND ONLY IF REGISTERED PURSUANT TO THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS, OR IF AN EXCEPTION FROM REGISTRATION IS AVAILABLE. BY ITS EXECUTION OF THIS AGREEMENT, COMPANY AGREES THAT THIS AGREEMENT AND THE GUARANTEE ARE BEING ACQUIRED NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, THE PUBLIC DISTRIBUTION THEREOF.

11.15                 Competence and Non-Reliance. NFC and its affiliates (collectively, solely for purposes of this paragraph, the “NFC Parties”), may have economic interests that conflict with those of the Company, its Affiliates and/or their respective stockholders (collectively, solely for purposes of this paragraph, the “Company Parties”).  The Company agrees that nothing in this Agreement or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty (other than any implied duty of good faith) between any NFC Party, on the one hand, and any Company Party, on the other.  The NFC Parties acknowledge and agree that (a) the transactions contemplated by this Agreement (including the exercise of rights and remedies hereunder and thereunder) (the “Transactions”) are arm’s-length commercial transactions between the NFC Parties, on the one hand, and the Company, on the other and (b) in connection therewith and with the process leading thereto, (i) no NFC Party has assumed an advisory or fiduciary responsibility in favor of any Company

Party with respect to the Transactions or the process leading thereto (irrespective of whether any NFC Party has advised, is currently advising or will advise any Company Party on other matters) or any other obligation to any Company Party except the obligations expressly set forth in this Agreement and (ii) each NFC Party is acting solely as principal and not as the agent or fiduciary of any Company Party. The Company acknowledges and agrees that the Company has consulted its own legal, tax, regulatory, accounting and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such Transactions and the process leading thereto. The Company understands the terms, conditions and risks of the Transactions and is willing to assume (financially and otherwise) those risks.  The Company agrees that it will not claim that any NFC Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Company Party, in connection with such Transactions or the process leading thereto

11.16                 Requests for Information.  The Company agrees to respond in a timely manner to periodic requests from NFC for information (including, but not limited to, tax identification numbers, entity organizational documents and similar information) to establish or verify compliance with applicable state, United States or French laws or regulations designed to combat, among other things, money laundering and requiring NFC to undertake procedures to determine the identity of its counterparties, including, but not limited to, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as amended.  In the event of any such request, the Company agrees to respond within ten (10) Business Days.

11.17                 Costs and Expenses.  In addition to the Company’s obligations under Section 10.3, the Company agrees to reimburse NFC for 50% of all reasonable and documented out of pocket due diligence expenses and fees, charges and disbursements of counsel incurred in connection with the preparation, negotiation, execution and delivery of this Agreement on or prior to the Closing Date.

11.18                 Headings.  Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

Section 12.                                   Conditions to Effectiveness.  The obligations of NFC, the Guarantor and the LC Provider shall be subject to receipt of the following documents from the Company, in each case, in form and substance satisfactory to NFC, the Guarantor and the LC Provider (the day on which all such conditions are met, the “Closing Date”):

(a)                                 this Agreement duly executed by the Company;

(b)                                 a certificate of the Company signed by an authorized officer of the Company (i) certifying and attaching the resolutions adopted by the Company approving or consenting to this Agreement, (ii) certifying and attaching the organizational documents of the Company, (iii) certifying that the statements in Section 8 are true and correct and (iv) certifying that no Event of Default exists;

(c)                                  an opinion of Kirkland & Ellis LLP addressed to NFC;

(d)                                 receipt by NFC of the Payment Amount and the LC Fee from the Company pursuant to Section 2 hereof; and

(e)                                  receipt by NFC of the costs and expenses of NFC payable by the Company pursuant to Section 11.17.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

NATIXIS FUNDING CORP.

By:	/s/ Vasanth K. Victor
Name:	Vasanth K. Victor
Title:	Managing Director

By:	/s/ Stephane Maisonneuve
Name:	Stephane Maisonneuve
Title:	Executive Director

GENON MID-ATLANTIC, LLC

By:	/s/ Gaëtan C. Frotté
Name:	Gaëtan C. Frotté
Title:	Treasurer

Schedule 1 A - Morgantown

Leases / Sale Leasebacks and Lessors of GenOn Mid-Atlantic, LLC.

Date	Morgantown OL1	Morgantown OL2	Morgantown OL3	Morgantown OL4	Morgantown OL5	Morgantown OL6	Morgantown OL7	Total
12/30/2016	7,597,095.99	6,150,030.08	1,358,513.56	1,358,513.56	1,200,950.71	1,601,267.61	2,001,584.52	21,267,956.03
6/30/2017	57,498,790.22	46,546,639.72	1,358,513.56	1,358,513.56	5,205,048.73	6,940,064.98	8,675,081.23	127,582,652.00
12/30/2017	5,320,331.18	4,306,934.77	1,358,513.56	1,358,513.56	1,018,263.74	1,357,684.98	1,697,106.23	16,417,348.02
6/30/2018	10,301,753.52	8,339,514.75	28,366,735.52	28,366,735.52	1,018,263.74	1,357,684.98	1,697,106.23	79,447,794.26
12/30/2018	5,069,765.64	4,104,096.00	—	—	1,018,263.74	1,357,684.98	1,697,106.23	13,246,916.59
6/30/2019	60,852,439.84	49,261,498.92	—	—	1,056,525.15	1,408,700.21	1,760,875.26	114,340,039.38
12/30/2019	2,263,897.13	1,832,678.63	—	—	1,018,263.74	1,357,684.98	1,697,106.23	8,169,630.71
6/30/2020	47,271,792.35	38,267,641.43	—	—	3,190,562.00	4,254,082.67	5,317,603.34	98,301,681.79
12/30/2020	—	—	—	—	982,413.09	1,309,884.13	1,637,355.16	3,929,652.38
6/30/2021	—	—	—	—	4,994,977.08	6,659,969.44	8,324,961.80	19,979,908.32
12/30/2021	—	—	—	—	3,190,982.87	4,254,643.82	5,318,304.78	12,763,931.47
6/30/2022	—	—	605,582.82	605,582.82	3,190,982.87	4,254,643.82	5,318,304.78	13,975,097.11
12/30/2022	—	—	981,358.66	981,358.66	3,138,885.63	4,185,180.84	5,231,476.05	14,518,259.84
6/30/2023	—	—	1,022,086.28	1,022,086.28	1,637,497.05	2,183,329.40	2,729,161.75	8,594,160.76
12/30/2023	841,894.82	681,533.91	135,751.61	135,751.61	1,154,868.54	1,539,824.71	1,924,780.89	6,414,406.09
6/30/2024	—	—	—	—	1,154,868.54	1,539,824.71	1,924,780.89	4,619,474.14
12/30/2024	—	—	—	—	1,154,868.54	1,539,824.71	1,924,780.89	4,619,474.14
6/30/2025	—	—	—	—	1,154,868.54	1,539,824.71	1,924,780.89	4,619,474.14
12/30/2025	—	—	—	—	1,154,868.54	1,539,824.71	1,924,780.89	4,619,474.14
6/30/2026	—	—	—	—	1,017,601.29	1,356,801.71	1,696,002.14	4,070,405.14
12/30/2026	—	—	—	—	888,885.63	1,185,180.84	1,481,476.05	3,555,542.52
6/30/2027	—	—	—	—	888,885.63	1,185,180.84	1,481,476.05	3,555,542.52
12/30/2027	3,522,932.60	2,851,897.82	38,501.62	38,501.62	16,060,568.12	21,414,090.82	26,767,613.53	70,694,106.13
6/30/2028	5,768,382.14	4,669,642.68	858,145.77	858,145.77	125,750.00	167,666.67	209,583.33	12,657,316.36
12/30/2028	15,750,000.00	12,750,000.00	3,750,000.00	3,750,000.00	2,625,750.00	3,501,000.00	4,376,250.00	46,503,000.00
6/30/2029	15,750,000.00	12,750,000.00	3,750,000.00	3,750,000.00	—	—	—	36,000,000.00
12/30/2029	15,750,000.00	12,750,000.00	3,750,000.00	3,750,000.00	—	—	—	36,000,000.00
6/30/2030	15,750,000.00	12,750,000.00	3,750,000.00	3,750,000.00	—	—	—	36,000,000.00

Date	Morgantown OL1	Morgantown OL2	Morgantown OL3	Morgantown OL4	Morgantown OL5	Morgantown OL6	Morgantown OL7	Total
12/30/2030	15,750,000.00	12,750,000.00	3,750,000.00	3,750,000.00	—	—	—	36,000,000.00
6/30/2031	—	—	—	—	—	—	—	—
12/30/2031	—	—	—	—	43,753.78	58,338.38	72,922.97	175,015.13
6/30/2032	—	—	—	—	—	—	—	—
12/30/2032	—	—	—	—	—	—	—	—
6/30/2033	—	—	—	—	—	—	—	—
12/30/2033	—	—	—	—	—	—	—	—
6/30/2034	—	—	—	—	—	—	—	—
12/30/2034	—	—	—	—	—	—	—	—
Total	285,059,075.43	230,762,108.71	54,833,702.96	54,833,702.96	59,287,417.29	79,049,889.65	98,812,362.11	862,638,259.11

Schedule 1 B - Dickerson

Leases / Sale Leasebacks and Lessors of GenOn Mid-Atlantic, LLC.

Date	Dickerson OL1	Dickerson OL2	Dickerson OL3	Dickerson OL4	Total
12/30/2016	—	—	—	—	—
6/30/2017	—	—	—	—	—
12/30/2017	—	—	—	—	—
6/30/2018	7,106,305.97	1,182,939.54	1,182,939.54	2,665,173.35	12,137,358.40
12/30/2018	—	83,965.40	83,965.40	—	167,930.80
6/30/2019	2,826,403.37	93,800.49	93,800.49	12,699,796.28	15,713,800.63
12/30/2019	656,194.43	94,135.04	94,135.04	432,064.78	1,276,529.29
6/30/2020	1,504,341.40	207,694.52	207,694.52	432,064.78	2,351,795.22
12/30/2020	—	208,435.30	208,435.30	—	416,870.60
6/30/2021	3,938,345.85	320,029.85	320,029.85	864,129.55	5,442,535.10
12/30/2021	2,371,758.63	321,171.29	321,171.29	432,064.78	3,446,165.99
6/30/2022	2,456,010.52	333,816.66	333,816.66	432,064.78	3,555,708.62
12/30/2022	2,464,770.29	335,007.27	335,007.27	432,064.78	3,566,849.61
6/30/2023	2,561,797.52	348,187.36	348,187.36	432,064.78	3,690,237.02
12/30/2023	2,570,934.59	349,429.23	349,429.23	432,064.78	3,701,857.83
6/30/2024	2,672,064.87	363,166.64	363,166.64	94,249.81	3,492,647.96
12/30/2024	2,681,595.23	364,461.93	364,461.93	—	3,410,519.09
6/30/2025	2,787,001.81	378,794.48	378,794.48	—	3,544,590.77
12/30/2025	2,796,942.11	328,533.64	328,533.64	—	3,454,009.39
6/30/2026	2,906,960.69	—	—	—	2,906,960.69
12/30/2026	984,921.94	—	—	—	984,921.94
6/30/2027	—	—	—	—	—
12/30/2027	—	—	—	—	—
6/30/2028	—	—	—	—	—
12/30/2028	15,547,110.40	2,646,286.62	2,646,286.62	—	20,839,683.64
6/30/2029	—	—	—	—	—
12/30/2029	—	—	—	—	—
6/30/2030	—	—	—	—	—
12/30/2030	—	—	—	—	—

Date	Dickerson OL1	Dickerson OL2	Dickerson OL3	Dickerson OL4	Total
6/30/2031	—	—	—	—	—
12/30/2031	—	—	—	—	—
6/30/2032	—	—	—	—	—
12/30/2032	—	—	—	—	—
6/30/2033	—	—	—	—	—
12/30/2033	—	—	—	—	—
6/30/2034	—	—	—	—	—
12/30/2034	—	—	—	—	—
Total	58,833,459.62	7,959,855.26	7,959,855.26	19,347,802.45	94,100,972.59

Schedule 2 A - Morgantown

Letters of Credit Required to Be Provided by NFC

Date	Morgantown OL1	Morgantown OL2	Morgantown OL3	Morgantown OL4	Morgantown OL5	Morgantown OL6	Morgantown OL7	Total
03/01/2017	57,498,790.22	46,546,639.72	1,358,513.56	1,358,513.56	5,205,048.73	6,940,064.98	8,675,081.23	127,582,652.00
6/30/2017	10,848,418.74	8,782,053.27	20,642,056.13	20,642,056.13	1,414,222.45	1,885,629.92	2,357,037.41	66,571,474.05
12/30/2017	10,301,753.52	8,339,514.75	28,366,735.52	28,366,735.52	1,018,263.74	1,357,684.98	1,697,106.23	79,447,794.26
6/30/2018	34,461,634.11	27,897,513.33	—	—	1,084,621.11	1,446,161.48	1,807,701.85	66,697,631.87
12/30/2018	60,852,439.84	49,261,498.92	—	—	1,056,525.15	1,408,700.21	1,760,875.26	114,340,039.38
6/30/2019	33,743,768.93	27,316,384.38	—	—	2,867,056.96	3,822,742.61	4,778,428.27	72,528,381.15
12/30/2019	47,271,792.35	38,267,641.43	—	—	3,190,562.00	4,254,082.67	5,317,603.34	98,301,681.79
6/30/2020	—	—	—	—	15,059,450.06	20,079,266.77	25,099,083.45	60,237,800.28
12/30/2020	—	—	—	—	14,735,265.82	19,647,021.09	24,558,776.37	58,941,063.28
6/30/2021	—	—	1,346,102.42	1,346,102.42	14,185,969.71	18,914,626.24	23,643,282.83	59,436,083.62
12/30/2021	—	—	3,322,342.58	3,322,342.58	13,360,969.38	17,814,625.81	22,268,282.28	60,088,562.63
6/30/2022	—	—	4,130,807.32	4,130,807.32	12,943,836.37	17,258,448.49	21,573,060.61	60,036,960.10
12/30/2022	2,418,881.63	1,958,142.30	5,873,193.83	5,873,193.83	9,409,516.36	12,546,021.81	15,682,527.26	53,761,477.03
6/30/2023	6,202,219.86	5,020,844.70	1,000,079.00	1,000,079.00	8,507,890.08	11,343,853.37	14,179,816.73	47,254,782.74
12/30/2023	—	—	—	—	10,669,277.24	14,225,702.89	17,782,128.64	42,677,108.76
6/30/2024	—	—	—	—	10,697,150.74	14,262,867.56	17,828,584.47	42,788,602.77
12/30/2024	—	—	—	—	10,602,860.66	14,137,147.46	17,671,434.35	42,411,442.47
6/30/2025	—	—	—	—	10,655,744.23	14,207,658.89	17,759,573.63	42,622,976.75
12/30/2025	—	—	—	—	10,938,239.25	14,584,318.89	18,230,398.63	43,752,956.77
6/30/2026	—	—	—	—	14,682,731.87	19,576,975.83	24,471,219.79	58,730,927.50
12/30/2026	3,558,534.62	2,880,718.50	38,890.71	38,890.71	17,120,741.37	22,827,655.15	28,534,568.94	75,000,000.00
6/30/2027	4,737,543.77	3,835,154.48	457,191.08	457,191.08	16,378,229.90	21,837,639.86	27,297,049.83	75,000,000.00
12/30/2027	20,173,483.26	16,330,915.01	4,320,136.66	4,320,136.66	2,579,531.25	3,439,375.00	4,299,218.75	55,462,796.59
6/30/2028	17,540,881.00	14,199,760.81	4,176,400.24	4,176,400.24	2,924,315.45	3,899,087.26	4,873,859.08	51,790,704.07
12/30/2028	32,812,500.00	26,562,500.00	7,812,500.00	7,812,500.00	—	—	—	75,000,000.00
6/30/2029	32,812,500.00	26,562,500.00	7,812,500.00	7,812,500.00	—	—	—	75,000,000.00
12/30/2029	31,500,000.00	25,500,000.00	7,500,000.00	7,500,000.00	—	—	—	72,000,000.00

Date	Morgantown OL1	Morgantown OL2	Morgantown OL3	Morgantown OL4	Morgantown OL5	Morgantown OL6	Morgantown OL7	Total
6/30/2030	15,750,000.00	12,750,000.00	3,750,000.00	3,750,000.00	—	—	—	36,000,000.00
12/30/2030	—	—	—	—	—	—	—	—
6/30/2031	—	—	—	—	—	—	—	—
12/30/2031	—	—	—	—	—	—	—	—
6/30/2032	—	—	—	—	—	—	—	—
12/30/2032	—	—	—	—	—	—	—	—
6/30/2033	—	—	—	—	—	—	—	—
12/30/2033	—	—	—	—	—	—	—	—
6/30/2034	—	—	—	—	—	—	—	—
12/30/2034	—	—	—	—	—	—	—	—

Schedule 2 B - Dickerson

Letters of Credit Required to Be Provided by NFC

Date	Dickerson OL1	Dickerson OL2	Dickerson OL3	Dickerson OL4	Total
12/30/2016	—	—	—	—	—
6/30/2017	4,934,820.44	821,466.77	821,466.77	1,850,771.97	8,428,525.95
12/30/2017	7,106,305.97	1,182,939.54	1,182,939.54	2,665,173.35	12,137,358.40
6/30/2018	1,477,536.71	92,929.28	92,929.28	6,638,972.85	8,302,368.13
12/30/2018	2,826,403.37	93,967.77	93,967.77	12,699,796.28	15,714,135.18
6/30/2019	1,471,759.50	205,606.65	205,606.65	588,646.06	2,471,618.85
12/30/2019	1,504,341.40	208,064.91	208,064.91	432,064.78	2,352,536.00
6/30/2020	9,922,277.27	1,331,416.27	1,331,416.27	2,177,089.91	14,762,199.72
12/30/2020	11,618,186.04	945,777.04	945,777.04	2,549,196.61	16,058,936.72
6/30/2021	10,731,268.34	1,455,921.20	1,455,921.20	1,920,805.64	15,563,916.38
12/30/2021	10,301,904.52	1,400,216.86	1,400,216.86	1,809,099.12	14,911,437.37
6/30/2022	10,364,039.80	1,408,646.34	1,408,646.34	1,781,707.42	14,963,039.90
12/30/2022	14,747,057.64	2,004,350.09	2,004,350.09	2,482,765.15	21,238,522.97
6/30/2023	19,312,528.47	2,624,838.73	2,624,838.73	3,183,011.34	27,745,217.26
12/30/2023	24,729,950.58	3,361,105.91	3,361,105.91	870,728.85	32,322,891.24
6/30/2024	25,326,868.32	3,442,264.46	3,442,264.46	—	32,211,397.23
12/30/2024	25,633,125.02	3,477,716.25	3,477,716.25	—	32,588,557.53
6/30/2025	26,314,393.05	3,031,315.10	3,031,315.10	—	32,377,023.25
12/30/2025	31,247,043.23	—	—	—	31,247,043.23
6/30/2026	16,269,072.50	—	—	—	16,269,072.50
12/30/2026	—	—	—	—	—
6/30/2027	—	—	—	—	—
12/30/2027	14,575,416.00	2,480,893.71	2,480,893.71	—	19,537,203.41
6/30/2028	17,314,921.49	2,947,187.22	2,947,187.22	—	23,209,295.93
12/30/2028	—	—	—	—	—
6/30/2029	—	—	—	—	—
12/30/2029	—	—	—	—	—
6/30/2030	—	—	—	—	—

Date	Dickerson OL1	Dickerson OL2	Dickerson OL3	Dickerson OL4	Total
12/30/2030	—	—	—	—	—
6/30/2031	—	—	—	—	—
12/30/2031	—	—	—	—	—
6/30/2032	—	—	—	—	—
12/30/2032	—	—	—	—	—
6/30/2033	—	—	—	—	—
12/30/2033	—	—	—	—	—
6/30/2034	—	—	—	—	—
12/30/2034	—	—	—	—	—

Schedule 3 A - Morgantown

Scheduled Lease Payments per Payment Agreement

Date	Morgantown OL1	Morgantown OL2	Morgantown OL3	Morgantown OL4	Morgantown OL5	Morgantown OL6	Morgantown OL7	Total
12/30/2016	—	—	—	—	—	—	—	—
6/30/2017	—	—	—	—	—	—	—	—
12/30/2017	—	—	—	—	—	—	—	—
6/30/2018	—	—	—	—	—	—	—	—
12/30/2018	—	—	—	—	—	—	—	—
6/30/2019	10,948,884.41	8,863,382.62	—	—	190,095.45	253,460.60	316,825.75	20,572,648.82
12/30/2019	—	—	—	—	—	—	—	—
6/30/2020	12,048,474.55	9,753,527.02	—	—	813,199.65	1,084,266.20	1,355,332.75	25,054,800.18
12/30/2020	—	—	—	—	—	—	—	—
6/30/2021	—	—	—	—	—	—	—	—
12/30/2021	—	—	—	—	1,181,109.32	1,574,812.43	1,968,515.54	4,724,437.28
6/30/2022	—	—	—	—	—	—	—	—
12/30/2022	—	—	—	—	—	—	—	—
6/30/2023	—	—	—	—	—	—	—	—
12/30/2023	—	—	—	—	—	—	—	—
6/30/2024	—	—	—	—	—	—	—	—
12/30/2024	—	—	—	—	—	—	—	—
6/30/2025	—	—	—	—	—	—	—	—
12/30/2025	—	—	—	—	—	—	—	—
6/30/2026	—	—	—	—	—	—	—	—
12/30/2026	—	—	—	—	—	—	—	—
6/30/2027	—	—	—	—	—	—	—	—
12/30/2027	—	—	—	—	—	—	—	—
6/30/2028	—	—	—	—	—	—	—	—
12/30/2028	—	—	—	—	—	—	—	—
6/30/2029	—	—	—	—	—	—	—	—
12/30/2029	1,312,500.00	1,062,500.00	312,500.00	312,500.00	—	—	—	3,000,000.00
6/30/2030	15,750,000.00	12,750,000.00	3,750,000.00	3,750,000.00	—	—	—	36,000,000.00

Date	Morgantown OL1	Morgantown OL2	Morgantown OL3	Morgantown OL4	Morgantown OL5	Morgantown OL6	Morgantown OL7	Total
12/30/2030	15,750,000.00	12,750,000.00	3,750,000.00	3,750,000.00	—	—	—	36,000,000.00
6/30/2031	—	—	—	—	—	—	—	—
12/30/2031	—	—	—	—	—	—	—	—
6/30/2032	—	—	—	—	—	—	—	—
12/30/2032	—	—	—	—	—	—	—	—
6/30/2033	—	—	—	—	—	—	—	—
12/30/2033	—	—	—	—	—	—	—	—
6/30/2034	—	—	—	—	—	—	—	—
12/30/2034	—	—	—	—	—	—	—	—
Total	55,809,858.96	45,179,409.64	7,812,500.00	7,812,500.00	2,184,404.42	2,912,539.23	3,640,674.04	125,351,886.29

Schedule 3 B - Dickerson

Scheduled Lease Payments per Payment Agreement

Date	Dickerson OL1	Dickerson OL2	Dickerson OL3	Dickerson OL4	Total
12/30/2016	—	—	—	—	—
6/30/2017	—	—	—	—	—
12/30/2017	—	—	—	—	—
6/30/2018	—	—	—	—	—
12/30/2018	—	—	—	—	—
6/30/2019	508,541.05	16,877.07	16,877.07	2,285,012.76	2,827,307.95
12/30/2019	—	—	—	—	—
6/30/2020	383,421.45	52,936.48	52,936.48	110,123.21	599,417.61
12/30/2020	—	—	—	—	—
6/30/2021	—	—	—	—	—
12/30/2021	877,881.94	118,878.23	118,878.23	159,924.31	1,275,562.72
6/30/2022	—	—	—	—	—
12/30/2022	—	—	—	—	—
6/30/2023	—	—	—	—	—
12/30/2023	—	—	—	—	—
6/30/2024	—	—	—	—	—
12/30/2024	—	—	—	—	—
6/30/2025	—	—	—	—	—
12/30/2025	—	—	—	—	—
6/30/2026	—	—	—	—	—
12/30/2026	—	—	—	—	—
6/30/2027	—	—	—	—	—
12/30/2027	—	—	—	—	—
6/30/2028	—	—	—	—	—
12/30/2028	—	—	—	—	—
6/30/2029	—	—	—	—	—
12/30/2029	—	—	—	—	—
6/30/2030	—	—	—	—	—

Date	Dickerson OL1	Dickerson OL2	Dickerson OL3	Dickerson OL4	Total
12/30/2030	—	—	—	—	—
6/30/2031	—	—	—	—	—
12/30/2031	—	—	—	—	—
6/30/2032	—	—	—	—	—
12/30/2032	—	—	—	—	—
6/30/2033	—	—	—	—	—
12/30/2033	—	—	—	—	—
6/30/2034	—	—	—	—	—
12/30/2034	—	—	—	—	—
Total	1,769,844.44	188,691.78	188,691.78	2,555,060.28	4,702,288.27

EXHIBIT A

NOTICE ADDRESSES

If to NFC:		If to the Guarantor:

Natixis Funding Corp.		Natixis
1251 Ave. of Americas- 4th Fl		c/o Natixis North America LLC
New York, NY 10020		1251 Ave. of Americas- 4th Fl
New York, NY 10020
Attention:	Muni Gic Dept.
Telephone:	212-891-6202	Attention:	Chief Executive Officer
Facsimile:	212-891-3319	Telephone:	212-891-6100
Email:	muniusr@us.natixis.com	Facsimile:	212-891-6295
		Reference:	Muni GIC Transaction

With a Required Copy to:
Natixis
Immeuble Arc de Seine
30, Avenue Pierre Mendes
France - 75013 Paris

		Attention:	Chief Financial Officer
		Telephone:	01.58.32.30.00
		Facsimile:	01.58.19.63.38

If to the Company:

GenOn Mid-Atlantic, LLC
804 Carnegie Center
Princeton NJ, 08540
Attention: NRGLC
Telephone: 609-524- 4821
Email: Luther.Crofton@NRG.com
Group Email: NRGLCs@nrg.com

EXHIBIT B

Wire Transfer Information - unless otherwise designated, wire instructions and transfers shall be made as follows:

If to NFC:
BANK NAME:	THE BANK OF NEW YORK MELLON
ABA NO.:	021000018
FOR:	NATIXIS FUNDING CORP.
DDA ACCT. NO.:	8900524197
REFERENCE:	Genma — Payment Agreement G-01574

If to Lessors:

Dickerson OL 1 LLC

The Bank of New York Mellon
3 Mellon Bank Center, Pittsburgh PA
Acct Name: Verizon Financial Services LLC
Acct #: 199-2890
FFC: Bell Atlantic TriCon Leasing Corporation-Dickerson OL 1 LLC Lease Payment

Dickerson OL 2 LLC

Wilmington Trust Company
Account name: Dickerson OL2 LLC
Account number: 053570-000
Aba#: 031100092
Attn.: Jacqueline Solone

Dickerson OL 3 LLC

Wilmington Trust Company
Account name: Dickerson OL3 LLC
Account number: 053571-000
Aba#: 031100092
Attn.: Jacqueline Solone

Dickerson OL 4 LLC

Wilmington Trust Company
Account name: Dickerson OL3 LLC
Account number: 053571-000
Aba#: 031100092
Attn.: Jacqueline Solone

Morgantown OL1

U.S. Bank National Association
One Federal Street, 3rd Floor

Boston, MA 02110
Acct Name: U.S. Bank National Association
Acct#: 173103321092
ABA#: 091000022
Ref: GenOn (SEMA) Morgantown

Morgantown OL2

U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, MA 02110
Acct Name: U.S. Bank National Association
Acct#: 173103321092
ABA#: 091000022
Ref: GenOn (SEMA) Morgantown

Morgantown OL3

U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, MA 02110
Acct Name: U.S. Bank National Association
Acct#: 173103321092
ABA#: 091000022
Ref: GenOn (SEMA) Morgantown

Morgantown OL4

U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, MA 02110
Acct Name: U.S. Bank National Association
Acct#: 173103321092
ABA#: 091000022
Ref: GenOn (SEMA) Morgantown

Morgantown OL5

U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, MA 02110
Acct Name: U.S. Bank National Association
Acct#: 173103321092
ABA#: 091000022
Ref: GenOn (SEMA) Morgantown

Morgantown OL6

U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, MA 02110
Acct Name: U.S. Bank National Association
Acct#: 173103321092
ABA#: 091000022
Ref: GenOn (SEMA) Morgantown

Morgantown OL7

U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, MA 02110
Acct Name: U.S. Bank National Association
Acct#: 173103321092
ABA#: 091000022
Ref: GenOn (SEMA) Morgantown

EXHIBIT C

FORM OF

IRREVOCABLE STANDBY LETTER OF CREDIT

Natixis, New York Branch

Date:  [*]

Irrevocable Letter of Credit No. [          ]

[Beneficiary]

[Address]

Ladies and Gentlemen:

At the request of Natixis Funding Corp., (the “Applicant”), for the benefit of GenOn Mid-Atlantic, LLC, we hereby establish in favor of [Beneficiary] (the “Beneficiary”) this irrevocable Letter of Credit expiring on [*] (as such date may be extended pursuant to the terms hereof, the “Stated Expiration Date”).

We irrevocably authorize you to draw on us for the account of the Applicant in any amount up to an aggregate amount as of any date within the applicable period as set forth on Schedule I hereto available against presentation of a dated drawing request drawn on Natixis, New York Branch; manually signed by an authorized officer of the Beneficiary (who is identified as such) appropriately completed in the form of Annex 1 hereto (a “Drawing Request”) and sent by the Beneficiary’s authorized officer.  Within each period set forth in Schedule I, the aggregate amount drawn under the Letter of Credit shall not exceed the amount set forth on such Schedule opposite such date under the heading “Outstanding Amount” in each such period (as reduced or reinstated from time to time as set forth in this Letter of Credit, the “Outstanding Amount”).

Drawing Requests and all communications with respect to this Letter of Credit shall be in writing, addressed to us at Natixis, New York Branch, Letter of Credit Department, 5th Floor, 1251 Avenue of the Americas, New York, NY  10020, referencing this Letter of Credit No. [          ] and presented to us, delivery in person or facsimile transmission at such address; provided that the original of the above drawing request or such communications, as the case may be, shall be sent to us at such address by overnight courier for receipt by us within three (3) Business Days of the date of any such facsimile transmission.

If a Drawing Request is presented in compliance with the terms of this Letter of Credit to us at such address by 11:00 a.m., New York City time, on any Business Day, payment will be made not later than 4:00 p.m., New York City time, on such Business Day and if such drawing request is so presented to us after 11:00 a.m., New York City time, on any Business Day, payment will be made on the following Business Day not later than 1:00 p.m., New York City time.  Payment under this Letter of Credit shall be made in immediately available funds by wire transfer to such account as may be designed by the Beneficiary in the applicable Drawing Request.

As used in this Letter of Credit, “Business Day” means any day on which commercial banks located in New York, New York are not required or authorized to remain closed.

This Letter of Credit shall expire on the then applicable Stated Expiration Date.  Within thirty (30) days prior to the Stated Expiration Date, the Beneficiary is authorized to draw on us up to the Outstanding Amount of this Letter of Credit, by presentation to us, in the manner and at the address specified in the third preceding paragraph, of a Drawing Request appropriately completed in the form of Annex 1 hereto and sent and purportedly signed by the Beneficiary’s authorized officer.

In the event we shall cease to be a financial institution, whose senior unsecured long-term debt is rated “A” or higher by Standard & Poor’s Ratings Services and “A2” or higher by Moody’s Investor Services, Inc. (a “Qualifying Credit Support Issuer”), we shall promptly provide written notice to each of the Applicant and the Beneficiary of such occurrence.  After the date which is sixty (60) days after the date such notice is given, the Beneficiary shall be permitted to draw up to the Outstanding Amount of this Letter of Credit in accordance with the terms hereof.

Notwithstanding the foregoing, we may at any time at least sixty (60) days prior to such termination, subject to the provisions of the Letter of Credit and Reimbursement Agreement dated as of           , between the Applicant and Natixis, New York Branch (as the same may be amended, supplemented or modified from time to time, the “Letter of Credit and Reimbursement Agreement”), terminate this Letter of Credit by giving the Beneficiary written notice thereof in the form of Annex 2 hereto by delivery in person or facsimile transmission (with written confirmation by overnight courier for receipt by the Beneficiary within two (2) Business Days).  The Beneficiary shall remain authorized to draw on us prior to such termination in accordance with the terms hereof.

This Letter of Credit is effective [    ].  Unless terminated earlier in accordance with the provisions hereof, the Stated Expiration Date set forth hereinabove may be extended for a period of one or more years effective upon the then Stated Expiration Date if notice of such extension in the form of Annex 5 hereto is given by Natixis, New York Branch, to the Beneficiary by delivery in person or facsimile transmission (with written confirmation by overnight courier for receipt by the Beneficiary within three (3) Business Days) addressed to [Beneficiary] [Address] on or before the sixtieth (60th) day prior to the then Stated Expiration Date.  Upon the effective date of such extensions, Schedule I hereto shall be replaced in its entirety by the Schedule I annexed to such notice of extension.

In the event that a drawing request fails to comply with the terms of this Letter of Credit, we shall provide the Beneficiary prompt notice of same stating the reasons therefor and shall upon receipt of the Beneficiary’s instructions, hold any nonconforming drawing request and other documents at your disposal or return any nonconforming drawing request and other documents to the Beneficiary at the address set forth above by delivery in person or facsimile transaction (with originals thereof sent by overnight courier for receipt within three (3) Business Days).  Upon being notified that the drawing was not effected in compliance with this Letter of Credit, the Beneficiary may attempt to correct such noncomplying drawing request in accordance with the terms of this Letter of Credit.

This Letter of Credit sets forth in full the terms of our undertaking and this undertaking shall not in any way be modified, amended, limited or amplified by reference to any document, instrument or agreement referred to herein, except only defined terms used herein and the drawing requests and certificates referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument, or agreement except for such defined terms, drawing requests and certificates.

This Letter of Credit may only be transferred, subject to our written consent, in its entirety upon presentation to us of a signed transfer certificate in the form of Annex 3 accompanied by this Letter of Credit, in which the Beneficiary irrevocably transfers to such transferee all of its rights hereunder, whereupon we agree to either issue a substitute letter of credit to such successor or endorse such transfer on the reverse of this Letter of Credit.

Partial drawings under this Letter of Credit are allowed and each such partial drawing shall reduce the amount thereafter available hereunder for drawings under this Letter of Credit (whether or not the Outstanding Amount has been adjusted pursuant to the last sentence of second paragraph hereof).  The Outstanding Amount may be reinstated up to the aggregate amount of such partial draws by notice from us to the Beneficiary in a certificate in the form of Annex 4 hereto (such reinstatement to be in the amount set forth in such certificate); provided that after giving effect to any such reinstatement the amount thereafter available hereunder for drawings shall not exceed the maximum amount set forth on Schedule I hereto for the then applicable period.

All banking charges, including any advising and negotiating bank charges, are for the account of the Applicant.

All Drawing Requests under this Letter of Credit must bear the clause:

“Drawn under Natixis, New York Branch, Letter of Credit Number [          ] dated [*].”

This Letter of Credit shall not be amended (other than as provided herein with respect to any extension notice given by us in accordance with the terms hereof) except with the written concurrence of Natixis, New York Branch, the Applicant and the Beneficiary.

We hereby engage with you that a Drawing Request drawn strictly in compliance with the terms of this Letter of Credit and amendments thereto shall meet with due honor upon presentation.

This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication Number 600 (the “Uniform Customs”).  This Letter of Credit shall be deemed to be a contract made under the laws of the State of New York and shall, as to matters not governed by the Uniform Customs, be governed by and construed in accordance with the laws of such State.

We irrevocably agree with you that any legal action or proceeding with respect to this Letter of Credit shall be brought in the courts of the State of New York in the County of New York or of the United States of America in the Southern District of New York.  By signing this Letter of Credit, you and we irrevocably submit to the nonexclusive jurisdiction of such courts solely for the purposes of this Letter of Credit.  You and we hereby waive to the fullest extent permitted by law any objection either of us may now or hereafter have to the laying of venue in any such action or proceeding in any such court.

NATIXIS, NEW YORK BRANCH

Authorized signature

Authorized signature

SCHEDULE I

OUTSTANDING AMOUNT OF LETTER OF CREDIT

Letter of Credit No. [    ]

[APPLICABLE LESSOR]

Set forth below for the period indicated is the maximum amount of the Outstanding Amount of the Letter of Credit.  The maximum amount available for any period set forth below shall be reduced by the amounts of any draws on the Letter of Credit in the current period or any prior period.

Period
From and including	To and including	Outstanding Amount

ANNEX 1

“Drawn under                , Letter of Credit Number [          ] dated           ”

DRAWING REQUEST

[Date]

Natixis, New York Branch
Attention:  Letter of Credit Dept., 5th Floor
1251 Avenue of the Americas
New York, NY  10020

Ladies and Gentlemen:

The undersigned hereby draws on Natixis, New York Branch, Irrevocable Standby Letter of Credit No. [          ] (the “Letter of Credit”) dated           , issued by you in favor of us.  Any capitalized term used herein and not defined herein shall have its respective meaning as set forth in the Letter of Credit (or, if not therein defined, as defined in the Letter of Credit and Reimbursement Agreement referred to therein).

In connection with the drawing, we hereby certify that:

A)                                   “This drawing in the amount of US$           is being made pursuant to the Letter of Credit”;

[Use one or more of the following forms of paragraph B, as applicable]

B-1)                        “After giving effect to amounts received from the Facility Lessee, if any, applicable thereto, the Facility Lessee has failed to pay Periodic Lease Rent and/or Supplemental Lease Rent which is now due and owing by an amount at least equal to the amount of this drawing (each capitalized word being used as defined in (or by reference in) the Facility Lease);”

or

B-2)                        “A Lease Event of Default has occurred and is continuing (as defined in (or by reference in) the Facility Lease);”

or

B-3)                        “The Letter of Credit will expire within thirty (30) days of the date of this Drawing Request and the Facility Lessee has failed to renew or extend the Letter of Credit or provide a replacement Qualifying Credit Support issued by a Qualifying Credit Support Issuer and satisfying the requirements of Section 5.13 of the Participation Agreement (as defined in (or by reference in) the Facility Lease);”

or

B-4)                        “The Letter of Credit will terminate within thirty (30) days of the date of this Drawing Request as described in the notice that you delivered to us and the Facility Lease has failed to provide a replacement Qualifying Credit Support issued by a Qualifying Credit Support Issuer and satisfying the requirements of Section 5.13 of the Participation Agreement (as defined in (or by reference in) the Facility Lease);”

or

B-5)                        “We have received notice that you have ceased to be a Qualifying Credit Support Issuer and the Facility Lessee has failed to provide a replacement Qualifying Credit Support issued by a Qualified Credit Support Issuer and satisfying the requirements of Section 5.13 of the Participation Agreement within sixty (60) days of the Facility Lessee obtaining knowledge of such cessation (as defined in (or by reference in) the Facility Lease);”

C)                                   “The amount requested to be drawn does not exceed the Outstanding Amount in effect as of the date hereof;” and

D)                                   “You are directed to make payment of the requested drawing to account no.            at                 [insert bank name, address and account number].”

IN WITNESS WHEREOF, the undersigned has executed and delivered this request on this        day of           .

[ ]

By:
Name:
Title:

ANNEX 2

NOTICE OF TERMINATION OF LETTER CREDIT

[Date]

[Beneficiary]

[Address]

Ladies and Gentlemen:

Reference is made to the Natixis, New York Branch, Irrevocable Standby Letter of Credit No. [          ] (the “Letter of Credit”) dated           , issued by us in your favor.

This constitutes our notice to you pursuant to the Letter of Credit that the Letter of Credit shall terminate on           ,            [insert a date which is sixty (60) or more days after the date of this notice of termination] (the “Termination Date”).

Pursuant to the terms of the Letter of Credit, you are authorized to draw (pursuant to one or more drawings), prior to the Termination Date, on the Letter of Credit in an aggregate amount that does not exceed the Outstanding Amount (as defined in the Letter of Credit).

Very truly yours,

NATIXIS, NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

ANNEX 3

TRANSFER OF LETTER OF CREDIT

[Date]

Natixis, New York Branch
Letter of Credit Dept., 5th Floor
1251 Avenue of the Americas
New York, NY  10020
Attention:  Letter of Credit Department

Gentlemen:

Reference is made to Natixis, New York Branch, Irrevocable Standby Letter of Credit No. [      ] dated            originally issued by you in favor of [               ] (the “Letter of Credit”).  Any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit.

For value received, the undersigned, as the current beneficiary under the Letter of Credit, hereby irrevocably transfers to            (the “Transferee”) all rights of the undersigned to draw under the Letter of Credit in their entirety.

By this transfer, all rights of the undersigned, as beneficiary under the Letter of Credit, are transferred to the Transferee, and the Transferee shall have the sole rights with respect to the Letter of Credit (to the exclusion of the undersigned) including without limitation all rights relating to any amendments thereof and any notices thereunder.  All amendments to the Letter of Credit are to be consented to by the Transferee without necessity of any consent of or notice to the undersigned.

Simultaneously with the delivery of this notice to you, copies of this notice are being transmitted to the Transferee.

ANNEX 3

[The Letter of Credit is returned herewith, and we ask you to either issue a substitute letter of credit for the benefit of the Transferee or endorse the transfer on the reverse thereof, and forward it directly to the Transferee with your customary notice of transfer.](1)

Very truly yours,

[ ]

By:
Name:
Title:

[The undersigned acknowledges receipt and agrees to the terms hereof as of the date first above written.

NATIXIS, NEW YORK BRANCH

By:

By:	](2)

(1)  Not applicable to any transfer occurring on the date of issuance of the Letter of Credit.

(2)  To be included only for transfers occurring on the date of issuance of the Letter of Credit.

ANNEX 4

CERTIFICATE OF REINSTATEMENT OF OUTSTANDING AMOUNT

[Date]

[Beneficiary]

[Address]

Ladies and Gentlemen:

Reference is made to Natixis, New York Branch Irrevocable Standby Letter of Credit No. [          ] (the “Letter of Credit”) dated           , issued by us in your favor.  Any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit.

This constitutes our notice to you pursuant to the Letter of Credit that the Outstanding Amount is hereby reinstated by $         to $            for the period from        to       , provided that in no event shall the Outstanding Amount, that is hereby reinstated, exceed the amount set forth on Schedule I to the Letter of Credit for the period in which this notice is given.

Very truly yours,

NATIXIS, NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

ANNEX 5

CERTIFICATE OF CHANGE OF STATED EXPIRATION DATE

[Date]

[Beneficiary]

[Address]

Ladies and Gentlemen:

Reference is made to Natixis, New York Branch, Irrevocable Standby Letter of Credit No. [          ] (the “Letter of Credit”) dated             issued by us in your favor.  Any capitalized term used herein and not defined shall have its respective meanings as set forth in the Letter of Credit.

This constitutes our notice to you pursuant to the Letter of Credit that (i) we hereby extend the Stated Expiration Date of the Letter of Credit (effective on and as of the current Stated Expiration Date) to                 and (ii) on and as of the effective date of this extension, Schedule I to the Letter of Credit shall be deleted in its entirety and replaced by Schedule I annexed hereto.  Accordingly, on and after the effective date of this extension, the Outstanding Amount of the Letter of Credit shall not exceed the applicable amounts for the applicable periods set forth on Schedule I annexed hereto.

Very truly yours,

NATIXIS, NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title: